Exhibit 10.5

LINCOLN EDUCATIONAL SERVICES CORPORATION

March 1, 2005

Mr. Lawrence Brown

200 Executive Drive
West Orange, New Jersey 07052

Dear Larry:

Reference is made to the Employment Agreement dated January 3, 2005 (the “Employment Agreement”), between Lincoln Educational Services Corporation, a New Jersey corporation  (the “Company”) and you.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.  It is our mutual intention to amend the Employment Agreement as set forth below, and accordingly, the parties hereto agree as follows:

1.             The last sentence of the second paragraph of Section 5.1 of the Employment Agreement is hereby amended by adding the following provision to the end of such sentence:

“;provided, however, that the payment of such lump sum shall be deferred for six months and one day following such termination (i) if necessary to comply with Section 409A of the Code (as defined below) or (ii) in the event such payment, as determined in the sole discretion of the Company (or its successor), could cause the Executive to be subject to interest and penalties under Section 409A of the Code.”

2.             The last sentence of the Section 6.3 of the Employment Agreement is hereby amended by adding the following provision to the end of such sentence:

“; provided, however, that the payment of such lump sum shall be deferred for six months and one day following such termination (i) if necessary to comply with Section 409A of the Code (as defined below) or (ii) in the event such payment, as determined in the sole discretion of the Company (or its successor), could cause the Executive to be subject to interest and penalties under Section 409A of the Code.”

3.             This letter agreement constitutes an amendment to all applicable provisions of the Employment Agreement.  All of the other provisions of the Employment Agreement, that are not modified hereunder, shall remain in full force and effect.

Please confirm your agreement to the foregoing by signing the enclosed counterpart copy of this letter in the space provided below and returning such signed counterpart to the Company, whereupon, after full execution by both parties, this letter will constitute an agreement between us.

Sincerely,

Lincoln Educational Services Corporation

	By:	/s/ David Carney
Name:
Title:

Accepted and Agreed:

/s/ Lawrence Brown
Lawrence Brown
Date: March 1, 2005